Exhibit 99.2

                                                                  CONFORMED COPY

                       QUOTA SHARE RETROCESSION AGREEMENT

                                 by and between

                         HARTFORD FIRE INSURANCE COMPANY

                               (the "Retrocedent")

                                       and

                  ENDURANCE REINSURANCE CORPORATION OF AMERICA

                            (the "Retrocessionaire")

                            Dated as of May 15, 2003

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                                INDEX OF EXHIBITS

Exhibit A - Form of Cash Settlement Statement

Exhibit B - Trust Agreement

                               INDEX OF SCHEDULES

Schedule 1.1     Reinsured Liability Caps

Schedule 1.2     Reinsured Contracts

Schedule 1.3     Allocation Schedule

Schedule 1.4     IBNR Factors

Schedule 2.9     Preliminary Cash Settlement Statement


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                       QUOTA SHARE RETROCESSION AGREEMENT

      This QUOTA SHARE RETROCESSION AGREEMENT (together with all Exhibits and Schedules hereto, this "Retrocession Agreement"), dated as of May 15, 2003, by and between HARTFORD FIRE INSURANCE COMPANY, an insurance company organized under the laws of the State of Connecticut (together with its successors and permitted assigns, the "Retrocedent") and ENDURANCE REINSURANCE CORPORATION OF AMERICA, an insurance company organized under the laws of the State of New York (together with its successors and permitted assigns, the "Retrocessionaire").

      WHEREAS, the Retrocedent, HartRe Company, L.L.C. ("HartRe"), a Connecticut limited liability company, and the Retrocessionaire have entered into a Purchase Agreement, dated as of May 15, 2003 (the "Purchase Agreement"), pursuant to which the Retrocessionaire will acquire, among other things, the exclusive right to renew contracts constituting the Business (as defined therein); and

      WHEREAS, as part of such Purchase Agreement, the Retrocedent and the Retrocessionaire have agreed to enter into this Retrocession Agreement pursuant to which the Retrocedent will cede, and the Retrocessionaire will assume, on a 100% quota share basis, all of the Reinsured Liabilities (as defined herein).

      NOW, THEREFORE, for and in consideration of the premises and the promises and the mutual agreements hereinafter set forth and set forth in the Purchase Agreement and the other Related Documents, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

      Section 1.1. Defined Terms. Capitalized terms used but not defined herein and which are defined in the Purchase Agreement shall have the meanings ascribed to them in the Purchase Agreement. As used in this Retrocession Agreement, the following terms shall have the meanings set forth herein:

      "Additional Canadian Contracts" shall mean Renewal Contracts issued with respect to Canadian cedents by the Retrocedent at the Retrocessionaire's direction in accordance with Section 2.7.

      "Adjusted Closing Cash Settlement Statement" shall have the meaning set forth in Section 2.10.

      "Adjustment Date" shall mean December 31, 2004 and each June 30th and December 31st thereafter until all claims under the Reinsured Contracts are finally settled.

      "Blended Target Loss Ratio" shall have the meaning set forth in Section 2.6(c).

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      "Calculated According to the Allocation Schedule" shall mean, with respect to the calculations required under this Retrocession Agreement, calculated in accordance with Schedule 1.3 hereto, which sets forth the methodologies and assumptions for apportioning premium, losses, loss adjustment expenses, commissions, brokerage and/or any other payment obligations or liabilities (including any adjustment to any of the foregoing in accordance with this Retrocession Agreement) under the Reinsured Contracts between the Retrocedent and the Retrocessionaire.

      "Cash Settlement Statement" shall mean a cash settlement statement substantially in the form set forth on Exhibit A hereto.

      "Ceding Commission" shall have the meaning set forth in Section 2.5(a).

      "Claims Handling Agreement" means the Claims Handling Agreement, dated May 15, 2003, between the Retrocedent and the Retrocessionaire.

      "Closing" shall mean the closing of the transactions contemplated by this Retrocession Agreement.

      "Effective Date" shall mean 12:01 a.m. (based upon the stated local time of the respective Reinsured Contract), April 1, 2003.

      "Excluded Liabilities" shall mean any liability or obligation of the Retrocedent that arises out of or under a Reinsured Contract for:

            (1) any loss relating to a Reinsured Event incepting prior to the Effective Date and all allocated and unallocated loss adjustment expense and loss development relating to the foregoing (except if and to the extent apportioned to Retrocessionaire pursuant to Schedule 1.3 or the Claims Handling Agreement);

            (2) premium taxes, including any litigation or other proceedings concerning premium taxes, to the extent arising on account of the Retrocedent's Pro Rata Portion of premiums;

            (3) Extra Contractual Liabilities and any related attorneys' fees and other expenses sustained by the Retrocedent to the extent arising out of acts, errors or omissions by the Retrocedent or any of its officers, employees, agents or representatives prior to the Closing;

            (4) any assessment resulting from participation or membership, whether voluntary or involuntary, in any state guaranty association or insolvency fund relating to periods prior to the Effective Date;

            (5) subject to Article XII of the Claims Handling Agreement, any additional liability or obligation arising out of the Retrocedent's failure to follow any lawful instruction relating to the Reinsured Liabilities made by the Retrocessionaire in accordance with its rights thereunder;


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            (6) any liability or expense of any nature whatsoever arising from contracts which are not Reinsured Contracts;

            (7) escheat liabilities for claims checks issued prior to the Effective Date, except to the extent the proceeds of such checks are remitted to the Retrocessionaire;

            (8) except to the extent otherwise apportioned to Retrocessionaire (as Calculated According to the Allocation Schedule), commissions, expense allowances, brokerage and other fees and compensation payable to reinsurance intermediaries and other Producers;

            (9) judgments, settlements, defense costs or any other fees, costs or expenses arising out of, under or relating to Existing Litigation;

            (10) any and all loss and loss adjustment expense with respect to Reinsured Contracts within Retrocedent's New York cooperative insurance program in excess of the layer cap set forth on Schedule 1.1; and

            (11) aggregate loss and loss adjustment expense relating to the catastrophes identified by the Insurance Services Organization as ISO CAT No. 088 (starting May 2, 2003 and ending May 11, 2003) in excess of the aggregate cap on the payment obligation of the Retrocessionaire hereunder as set forth on
Schedule 1.1.

      "Existing Litigation" shall mean (i) any litigation or other proceeding (including arbitration) relating to a Reinsured Contract and to which Retrocedent is a party as of the Closing Date and (ii) any litigation or other proceeding (including arbitration) arising after the Closing Date relating to liabilities that are not Reinsured Liabilities.

      "Extra Contractual Liabilities" shall mean all liabilities or obligations (including attorney's fees and any other related expenses), other than those reinsured under the terms of and within the limits of the Reinsured Contracts, whether to ceding companies, Governmental Bodies or any other Person for consequential, exemplary, punitive, compensatory, treble, special or any other form of extracontractual damages relating to the Reinsured Contracts which arise from any alleged or actual act, error or omission, whether or not intentional, in bad faith or otherwise, relating to: (i) the marketing, underwriting, production, issuance, cancellation or administration of the Reinsured Contracts,
(ii) the investigation, defense, trial, settlement or handling of claims, benefits, or payments arising out of, under or relating to the Reinsured Contracts or (iii) the failure to pay or the delay in payment of benefits, claims or any other amounts due or alleged to be due under or in connection with the Reinsured Contracts.

      "Final Cash Settlement Statement" shall have the meaning set forth in
Section 2.9.

      "Final Closing Statement of Business" shall have the meaning set forth in
Section 2.9.

      "Fronting Fee" shall have the meaning set forth in Section 2.7.

      "Group A Contracts" shall mean the Reinsured Contracts identified with the designation letter "A" on Schedule 1.2 (property treaty segment).


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      "Group B Contracts" shall mean the Reinsured Contracts identified with the designation letter "B" on Schedule 1.2 (property catastrophe segment).

      "Group C Contracts" shall mean the Reinsured Contracts identified with the designation letter "C" on Schedule 1.2 (aviation segment).

      "Group D Contracts" shall mean the Reinsured Contracts identified with the designation letter "D" on Schedule 1.2 (Reinsured Contracts other than Group A Contracts, Group B Contracts or Group C Contracts).

      "Interim Cash Settlement Statement " shall have the meaning set forth in
Section 2.9.

      "Market Value" shall have the meaning set forth in Section 10.2.

      "Monthly Report" shall have the meaning set forth in Section 4.1.

      "Net Cash Transfer Amount" shall have the meaning set forth in the Cash Settlement Statement.

      "90-Day Treasury Rate" shall mean the annual yield rate, as of any given date, of actively traded U.S. Treasury securities having a remaining duration to maturity of three months, as such rate is published under "Treasury Constant Maturities" in Federal Reserve Statistical Release H.15(519).

      "Novated Contract" shall have the meaning set forth in Section 2.3(a).

      "Novation" shall have the meaning set forth in Section 2.3(a).

      "Obligations" shall have the meaning set forth in the Trust Agreement.

      "Override Commission" shall mean the applicable percentage of Reinsured Contract Premium for each Reinsured Contract as such percentage is set forth under the column denoted "Cede Comm." on Schedule 1.2.

      "Pro Rata Portion" shall mean the Retrocessionaire's Pro Rata Portion (as determined in accordance with Schedule 1.3) or the Retrocedent's Pro Rata Portion (as determined in accordance with Schedule 1.3), as the context requires; provided, however, if a Reinsured Contract is terminated prior to its normal expiration date, the parties' respective Pro Rata Portions with respect to such Reinsured Contract shall be adjusted in accordance with the methodologies set forth on Schedule 1.3 to reflect such Reinsured Contract's actual date of expiration.

      "Profit Sharing Commission" shall have the meaning set forth in Section
2.6.

      "Reinsured Contract Premium" shall mean Retrocessionaire's Pro Rata Portion of the reinsurance premium under the Reinsured Contracts as Calculated According to the Allocation Schedule and actually received (including by way of offset under the underlying Reinsured Contract) by the Retrocessionaire, net of
(i) any such premium paid which is required to be returned to Reinsureds due to termination or cancellation of a Reinsured Contract and (ii) with


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respect to Ohio Schools Council business only, any reinsurance premium paid to the reinsurer under the Specified Third Party Reinsurance Contract. Reinsured Contract Premium with respect to USAIG aviation pool business shall mean the net premiums reported to the Retrocedent as its share of the USAIG members' net premium.

      "Reinsured Contracts" shall mean the contracts set forth on Schedule 1.2 hereto as well as contracts of insurance and reinsurance issued by or on behalf of the Retrocedent pursuant to Section 2.7 ("Fronted Contracts"). Fronted Contracts shall not constitute Reinsured Contracts for purposes of Sections 2.5(b), 2.5(c) or 2.6.

      "Reinsured Event" means any occurrence, act, omission, event or claim that must take place during the term of a Reinsured Contract or during the term of an insurance policy reinsured by a Reinsured Contract, as the case may be, in order for the Retrocedent to be liable (without giving effect to this Retrocession Agreement) under such Reinsured Contract for losses resulting therefrom.

      "Reinsured Liabilities" shall mean Retrocessionaire's Pro Rata Portion of all liabilities and obligations arising out of or under the Reinsured Contracts, including Retrocessionaire's Pro Rata Portion of the losses or allocated loss adjustment expense, ceding commission, brokerage or unearned premium obligation arising from the Reinsured Contracts, in each case Calculated According to the Allocation Schedule (to the extent not otherwise reimbursed through payment of the Ceding Commission under Section 2.5(a)), including Extra Contractual Liabilities sustained by the Retrocedent; provided, that Reinsured Liabilities shall not include any Excluded Liabilities.

      "Retrocedent's Pro Rata Portion" shall mean, with respect to any item of income, expense, liability or asset, the Pro Rata Portion thereof allocated to Retrocedent pursuant to Schedule 1.3.

      "Retrocessionaire's Pro Rata Portion" shall mean, with respect to any item of income, expense, liability or asset, the Pro Rata Portion thereof allocated to Retrocessionaire pursuant to Schedule 1.3.

      "Revised Adjusted Net Cash Transfer Amount" shall have the meaning set forth in Section 2.10(b).

      "SAP" shall mean statutory accounting principles consistently applied.

      "Third Party Accountant" shall mean KPMG LLP or, if KPMG LLP declines to serve in such capacity under this Retrocession Agreement, such other independent accounting firm as may be mutually acceptable to the Retrocedent and the Retrocessionaire (or if the Retrocedent and the Retrocessionaire cannot agree on such an independent accounting firm within five (5) Business Days of the Third Party Accountant's declining to serve, an independent accounting firm mutually acceptable to the Retrocedent's and the Retrocessionaire's respective independent accountants).

      "Trust Account" shall have the meaning set forth in Section 10.2.


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      "Trust Agreement" shall have the meaning set forth in Section 10.2.

      "Trustee" shall have the meaning set forth in Section 10.3.

      "Type A Reinsured Contracts" shall mean those Reinsured Contracts designated as "Type A Reinsured Contracts" on Schedule 1.2.

      "Type B Reinsured Contracts" shall mean those Reinsured Contracts designated as "Type B Reinsured Contracts" on Schedule 1.2.

      "Ultimate Loss Ratio" shall have the meaning set forth in Section 2.6(c).

      "USAIG Pool" shall mean United States Aircraft Insurance Group aviation pool.

      Section 1.2. Interpretation.

            (a) When a reference is made in this Retrocession Agreement to an Article, Section or Schedule, such reference shall be to an Article or Section of, or a Schedule to, this Retrocession Agreement unless otherwise indicated. The Article and Section headings and table of contents contained in this Retrocession Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Retrocession Agreement. Whenever the words "include," "includes" or "including" are used in this Retrocession Agreement, they shall be deemed to be followed by the words "without limitation." The phrase "made available" in this Retrocession Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Retrocession Agreement shall refer to this Retrocession Agreement as a whole and not to any particular provision of this Retrocession Agreement. All terms defined in this Retrocession Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Retrocession Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes. References to a Person are also to its permitted successors and assigns.

            (b) The parties have participated jointly in the negotiation and drafting of this Retrocession Agreement; consequently, in the event an ambiguity or question of intent or interpretation arises, this Retrocession Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Retrocession Agreement.


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                                   ARTICLE II

                              BASIS OF REINSURANCE

      Section 2.1. Cession.

            (a) As of the Effective Date, the Retrocedent hereby cedes on an indemnity basis to the Retrocessionaire, and the Retrocessionaire hereby accepts and agrees to reinsure and indemnify the Retrocedent for, 100% of all Reinsured Liabilities. In consideration thereof, an amount equal to $110,329,478 (corresponding to line a. of Schedule 2.9) representing Retrocessionaire's Pro Rata Portion of premium collected as of the Effective Date will be payable to the Retrocessionaire at Closing and therefore reflected in the Cash Settlement Statement and included in calculating the Net Cash Transfer Amount paid to the Retrocessionaire on the third Business Day following the Closing. The reinsurance provided by this Retrocession Agreement is on a gross basis, without deduction for any inuring reinsurance or retrocession; provided that (1) with respect to the USAIG Pool participations and the Ohio Schools program described in Schedule 1.2 and in Section 2.7, the reinsurance provided hereunder shall be on the basis of 100% of the Retrocedent's net participation in the foregoing programs (referred to as "member's net" in the USAIG Pool) and (2) until June 1, 2003, the reinsurance hereunder with respect to property facultative Reinsured Contracts shall be net of any collected inuring retrocessions (net of related reinstatement premiums) that apply solely to the property facultative book of business. Notwithstanding anything in this Retrocession Agreement to the contrary, the parties hereto agree that the Retrocessionaire shall not be required to indemnify the Retrocedent for any Excluded Liability.

            (b) In the event that the provisions of this Retrocession Agreement would operate to breach any net retention condition under any third party retrocession contract covering any Reinsured Contract, this Retrocession Agreement shall be deemed amended solely to the extent necessary to avoid any non-compliance with or breach of any provisions of such third party retrocession contract.

      Section 2.2. Effect of Reinsured Contracts. Except as otherwise set forth in this Retrocession Agreement or the Claims Handling Agreement, the reinsurance provided under this Retrocession Agreement shall be subject to the same risks, clauses, terms, limits, conditions, endorsements, modifications, waivers, interpretations or alterations of or affecting the Reinsured Contracts, it being the intent of the parties that the Retrocessionaire shall follow the fortunes of the Retrocedent in respect of all business ceded hereunder and that the risks, clauses, terms, limits, conditions, endorsements, modifications, waivers, interpretations and alterations of this Retrocession Agreement shall be fully concurrent with the Reinsured Contracts; provided, however, notwithstanding anything in this Agreement or any Related Document to the contrary, in no event shall Retrocedent, its Affiliates or any of its or their respective Representatives or Producers modify, alter or waive any of the terms of the Reinsured Contracts without the Retrocessionaire's express written consent.


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      Section 2.3. Renewal and Novation of Reinsured Contracts.

            (a) As requested by the Retrocessionaire in its sole discretion, the Retrocedent shall consent to and use its reasonable best efforts to reasonably assist the Retrocessionaire in (i) renewing the Reinsured Contracts; (ii) canceling and rewriting the Reinsured Contracts; and/or (iii) novating the Reinsured Contracts as if the Reinsured Contracts were direct obligations originally reinsured by the Retrocessionaire, subject to the reallocation of unearned premium required under Schedule 1.3 ("Novation"); provided that the terms and conditions of any agreement memorializing any such Novation are mutually agreed upon by the Retrocedent and the Retrocessionaire. Any Reinsured Contract that is the subject of a Novation is referred to in this Retrocession Agreement as a "Novated Contract."

            (b) Notwithstanding the foregoing, in the event that a Reinsured Contract is not novated from the Retrocedent to the Retrocessionaire, such Reinsured Contract shall continue for all purposes of this Retrocession Agreement to be a Reinsured Contract hereunder. If a Reinsured Contract novated pursuant to this Section is determined by appropriate regulatory authority, by judicial decision or otherwise not to be properly novated, the Reinsured Liabilities under such contract shall continue to be reinsured under the terms of this Retrocession Agreement.

      Section 2.4. Restricted Marketing Activities. Except as otherwise contemplated by the Claims Handling Agreement or the Purchase Agreement, in no event shall the Retrocessionaire use the Retrocedent's name, logo or other service or trade names or marks without the Retrocedent's prior written consent.

      Section 2.5. Ceding Commissions.

            (a) An amount equal to $25,754,744 (corresponding to line b. of Schedule 2.9) representing the Retrocessionaire's Pro Rata Portion of brokerage and ceding commissions as of March 31, 2003 (the "Ceding Commission") will be payable to the Retrocedent at Closing and therefore reflected in the Cash Settlement Statement and included in calculating the Net Cash Transfer Amount paid to the Retrocessionaire on the third Business Day following the Closing.

            (b) A nonrefundable advance payment of $15,000,000 in respect of the Override Commission described in this Section 2.5(b) will be payable to the Retrocedent at Closing and therefore reflected in the Cash Settlement Statement. As additional consideration for the transactions contemplated by this Retrocession Agreement, the Purchase Agreement and the Related Documents, the Retrocessionaire hereby agrees to pay to the Retrocedent an amount equal to the Override Commission which becomes payable in each calendar month following the Closing Date, but only to the extent that the aggregate Override Commission exceeds $15,000,000. Such amounts shall be paid by the Retrocessionaire to the Retrocedent on a monthly basis within ten (10) days after the end of the calendar month in which such Reinsured Contract Premium is received by the Retrocessionaire, beginning with the calendar month during which the total aggregate Override Commission exceeds $15,000,000.


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            (c) At the Closing, an amount equal to $1,765,272 (corresponding to line f. of Schedule 2.9), representing a payment of 1.6% of Reinsured Contract Premium collected through March 31, 2003, will be paid to the Retrocedent and therefore reflected in the Cash Settlement Statement. Further, as reimbursement for internal underwriting expenses of the Retrocedent not previously recovered by the Retrocedent from premium earned prior to the Closing Date or pursuant to
Section 2.5(a), the Retrocessionaire hereby agrees to pay to the Retrocedent 1.6% of the Reinsured Contract Premium collected after March 31, 2003, with respect to the Reinsured Contracts, which shall be payable pursuant to Section
4.3 on a monthly basis by applying such percentage to the amount of such premium actually collected in the preceding month.

      Section 2.6. Profit Sharing Commissions.

            (a) The Retrocessionaire shall pay to the Retrocedent the Profit-Sharing Commission if the Retrocessionaire's Ultimate Loss Ratio (as defined in Section 2.6(c)) as of such Adjustment Date is less than the Blended Target Loss Ratio (as defined in Section 2.6(d)) as of such Adjustment Date. "Profit-Sharing Commission" shall mean an amount equal to (X * Y) - Prior Net Payments, where:

            X = (A) 0.5, multiplied by (B) the Blended Target Loss Ratio minus the Ultimate Loss Ratio; provided, that X shall not be less than zero; and

            Y = the aggregate Reinsured Contract Premium for the Group A Contracts, Group B Contracts and Group C Contracts for the period from the Effective Date to the relevant Adjustment Date.

            Prior Net Payments = the cumulative amounts previously paid by the Retrocessionaire pursuant to this Section 2.6(a) for prior Adjustment Dates, less any amounts previously repaid by the Retrocedent pursuant to Section 2.6(b) for prior Adjustment Dates.

If the amount determined by subtracting the Ultimate Loss Ratio from the Blended Target Loss Ratio is zero or less, no Profit Sharing Commission shall be payable by the Retrocessionaire for such Adjustment Date pursuant to this Section 2.6(a).

            (b) If as of any Adjustment Date, the amount produced by the calculation set forth in Section 2.5(a) is positive, the Retrocessionaire shall pay such amount to the Retrocedent, or if as of any Adjustment Date the amount produced by the calculation set forth in Section 2.5(a) is negative, the Retrocedent shall pay such amount to the Retrocessionaire. Payments required under this Section 2.5(a) shall be made within thirty (30) days after each Adjustment Date. It is expressly understood that in no event shall the Retrocedent be required to make any payment under this Section 2.6 in excess of the amounts previously received from the Retrocessionaire under this Section 2.6 and not previously repaid by the Retrocedent.

            (c) "Ultimate Loss Ratio" shall mean, as of each Adjustment Date, the ratio, expressed as a percentage, of (a) the sum of (i) the amount of losses and allocated loss adjustment expenses paid by the Retrocessionaire in respect of the Group A Contracts, Group B Contracts and Group C Contracts from the Effective Date to the relevant Adjustment Date and (ii) the amount of case loss reserves and incurred but not reported loss reserves of the


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Retrocessionaire in each case computed in accordance with the IBNR factors set forth on Schedule 1.4 (unless otherwise agreed in writing by the parties) in respect of the Group A Contracts, Group B Contracts and Group C Contracts as of the relevant Adjustment Date to (b) the amount of the Reinsured Contract Premium for the Group A Contracts, Group B Contracts and Group C Contracts from the Effective Date to such Adjustment Date.

            (d) "Blended Target Loss Ratio" shall mean an amount equal to:

            (i) The sum of (A) 0.55 multiplied by the Reinsured Contract Premium for the Group A Contracts for the period from the Effective Date to the relevant Adjustment Date, and (B) 0.45 multiplied by the Reinsured Contract Premium for the Group B Contracts for the period from the Effective Date to the relevant Adjustment Date, and (C) 0.67 multiplied by the Reinsured Contract Premium for the Group C Contracts for the period from the Effective Date to the relevant Adjustment Date, divided by

            (ii) The aggregate Reinsured Contract Premium for the Group A Contracts, Group B Contracts and Group C Contracts for the period from the Effective Date to the relevant Adjustment Date.

            (e) In the event that the parties cannot agree as to the calculation of the Profit Sharing Commission, such dispute shall be resolved by the Third Party Accountant within forty-five (45) days of its receipt of a written notice of such dispute from the Retrocedent, a copy of which shall be provided by the Retrocedent to the Retrocessionaire simultaneously with transmittal thereof to the Third Party Accountant. Each party shall have the right to make whatever submissions it deems necessary to the Third Party Accountant in order to resolve such dispute, provided that the submitting party shall simultaneously provide a copy of such materials to the other party to this Retrocession Agreement. Each party shall be obligated to submit to the Third Party Accountant its calculation of the Profit Sharing Commission. The Third Party Accountant's calculation of the Profit Sharing Commission shall not exceed or be less than the amount thereof calculated by either party hereto. In resolving any such dispute, the fees, costs and expenses of the Third Party Accountant shall be shared by each party in proportion to the difference between the Profit Sharing Commission as calculated by the Third Party Accountant and that originally submitted by each party to the Third Party Accountant.

      Section 2.7. Fronting.

            (a) Following the Closing Date until February 29, 2004, Retrocessionaire shall have the authority to require Retrocedent to issue Additional Canadian Contracts, subject to Applicable Law. Additional Canadian Contracts shall be reinsured by Retrocessionaire under this Retrocession Agreement and considered Reinsured Contracts for which Retrocessionaire's Pro Rata Portion of all amounts shall be 100%. On a quarterly basis, Retrocessionaire will pay Retrocedent a fronting fee of two percent (2%) of the gross written premiums for the Additional Canadian Contracts written during the prior quarter (the "Fronting Fee") and reimburse the Retrocedent for any amounts paid by Retrocedent for taxes, boards and bureaus as a result of the issuance of each Additional Canadian Contract.


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            (b) Following the Closing Date, Retrocessionaire shall participate in USAIG aviation pool business by fully reinsuring Retrocedent's participation, and Retrocedent shall continue its participation as and to the extent permitted by USAIG (at a level not greater than its current level) until the earlier of
(i) December 31, 2005, and (ii) such date as Retrocessionaire becomes a member of the USAIG pool (the "USAIG Fronting Period"). All acceptances on behalf of the Retrocedent and all participations of the Retrocedent as a member of the USAIG pool shall be reinsured by Retrocessionaire under this Retrocession Agreement and considered Reinsured Contracts for which Retrocessionaire's Pro Rata Portion of all amounts shall be 100%. On a quarterly basis, Retrocessionaire will pay Retrocedent a fronting fee of two percent (2%) of the net written premiums reported to the Retrocedent as its share of the USAIG members' net written premium for the prior quarter ("Fronting Fee") and reimburse the Retrocedent for any amounts paid by the Retrocedent for taxes, boards, bureaus and unless paid pursuant to Section 3.2(iii), guaranty fund assessments (net of any amounts credited by USAIG for such assessments) directly related to the Retrocedent's participation in the USAIG pool during the USAIG Fronting Period. Retrocessionaire shall reimburse Retrocedent for any other direct out of pocket expenses paid by the Retrocedent and directly related to the Retrocedent's participation in the USAIG pool provided such expenses relate principally to an underwriting year or portion thereof for which the Retrocessionaire is reinsuring the Retrocedent, in each case only to the extent that (i) the Retrocedent is obligated to incur or pay such expense pursuant to the USAIG members contracts to which Retrocedent is a party; (ii) such expense is incurred pursuant to action agreed among a majority of the USAIG pool members; (iii) such expense is incurred in defending or responding to any investigation, suit or administrative proceeding relating to the USAIG pool; or
(iv) such expense has been approved by the Retrocessionaire, which approval shall not be unreasonably withheld, conditioned or delayed. Retrocedent shall consult with Retrocessionaire as to any USAIG pool action for which notice has been provided to Retrocedent in advance and Retrocedent shall vote in accordance with the prior instructions of the Retrocessionaire with respect to all such actions.

      Section 2.8. Contract Adjustable Features. With respect to any Reinsured Contract which incorporates an adjustable commission, a loss corridor, annual aggregate deductible, no claims bonus or other loss sensitive element (each, a "Feature"), the Retrocessionaire and the Retrocedent shall be allocated the economic benefit associated with such Feature in accordance with Schedule 1.3. Any adjustments pursuant to this Section 2.8 will be settled in the ordinary course pursuant to Article V.

      Section 2.9. Closing Statements of Business; True-Ups.

            (a) Attached as Schedule 2.9 is a pro forma Cash Settlement Statement prepared by the Retrocedent (such Cash Settlement Statement, "Preliminary Cash Settlement Statement"). For purposes of preparing the Preliminary Closing Statement of Business and the Preliminary Cash Settlement Statement, the Retrocedent shall apply the methodologies and assumptions set forth on Schedule 1.3 and the Pro Rata Portions.

            (b) No later than June 30, 2003, the Retrocedent shall deliver to the Retrocessionaire the following:

            (i) Statements setting forth the premiums collected, losses and other amounts paid, retrocessional premiums paid and retrocessional losses and other amounts collected, and the parties' respective Pro Rata Portions thereof, during the periods of (i) the Effective Date through April 30, 2003, and (ii) May 1, 2003 through May 31, 2003, together with all other information reasonably necessary to verify the estimates reflected on the Preliminary Cash Settlement Statement (the "Activity Reports").

            (ii) A statement prepared by the Retrocedent setting forth on an estimated preliminary basis the unearned premium and other assets as well as liabilities associated with the Reinsured Contracts being transferred to the Retrocessionaire as of April 1, 2003 (the "Preliminary Closing Statement of Business"), together with a certification of the chief financial officer of HartRe (or other officer acceptable to the Retrocessionaire) that all items appearing on the Preliminary Closing Statement of Business were: (w) calculated in good faith by the Retrocedent; (x) based upon the Books and Records; (y) calculated in accordance with SAP as applied by the Retrocedent in preparing its books and records; and (z) Calculated According to the Allocation Schedule.

            (iii) If the Retrocedent determines, based on each of the Activity Report, the Preliminary Closing Statement of Business and the methodologies and assumptions set forth on Schedule 1.3, that an adjustment to the Preliminary Cash Settlement Statement is necessary to give effect to the requirements of Schedule 1.3, a revision to the Preliminary Cash Settlement Statement (at which time such revised Preliminary Cash Settlement Statement shall be deemed the "Interim Cash Settlement Statement").

For purposes of preparing the Preliminary Closing Statement of Business and the Interim Cash Settlement Statement, the Retrocedent shall apply methodologies and assumptions set forth on Schedule 1.3 and the Pro Rata Portions.

            (c) By no later than February 15, 2004, or earlier as mutually agreed to, the Retrocedent shall (i) review the Preliminary Closing Statement of Business to confirm that it was (x) based upon the Books and Records; (y) calculated in accordance with SAP as applied by the Retrocedent in the preparation of its books and records; and (z) Calculated According to the Allocation Schedule, in each case, as of the Effective Date based on information available as of the Closing Date, and (ii) if the Retrocedent determines that the Preliminary Closing Statement of Business should be revised based upon such review, the Retrocedent shall prepare a revised version thereof. Such revised Preliminary Closing Statement of Business, or, if no such revision is prepared, the original Preliminary Closing Statement of Business, shall thenceforth be deemed the "Final Closing Statement of Business". No later than February 15, 2004, the Retrocedent shall deliver to the Retrocessionaire a certification of the chief financial officer of HartRe (or officer of the Retrocedent acceptable to the Retrocessionaire) that all items appearing on the Final Closing Statement of Business were: (w) calculated in good faith by the Retrocedent; (x) based upon the Books and Records; (y) calculated in accordance with SAP as applied by the Retrocedent in preparing its Books and Records; and (z) Calculated According to the Pro Rata Allocation Schedule, in each case, as of the Effective Date based on information available as of the Closing Date, and (ii) if necessary to reflect any adjustments set forth on the Final Closing Statement of Business, a final Cash Settlement Statement (such Cash Settlement Statement, the "Final Cash Settlement Statement"). For purposes of preparing the Final Closing Statement of Business and the Final Cash Settlement Statement, the Retrocedent shall apply methodologies and assumptions set forth on Schedule 1.3 and the Pro Rata Portions.

            (d) If the parties are not able to agree in writing as to the accuracy of either (i) the Interim Cash Settlement Statement (if prepared), (ii) if no Interim Cash Settlement Statement has been prepared by June 30, 2003, the Preliminary Cash Settlement Statement, or (iii) the Final Cash Settlement Statement, then within seven (7) days following (x) delivery of the Interim Cash Statement, (y) June 30, 2003 or (z) delivery of the Final Cash Settlement Statement, as applicable, each of the items prepared pursuant to this Section
2.9 to date shall be promptly submitted to and subject to review by the Third Party Accountant pursuant to the provisions of Section 2.10.

            (e) The Retrocedent agrees that following the Closing Date the Retrocessionaire shall have such access to the Retrocedent's books and records, including internal accounting and pricing records and data, whether or not stored in hardcopy form or on magnetic, optical or other media, relating to the Business as the Retrocessionaire may deem necessary and employees involved with the Reinsured Contracts as the Retrocessionaire may deem necessary for the review of any items prepared pursuant to this Section 2.9, and any submissions to the Third Party Accountant.

            (f) The Retrocessionaire agrees that, except in the case of fraud, its only remedy in the event of an inaccuracy in any statement or officer's certification delivered pursuant to this Section 2.9 is to have the relevant statement revised (and, if such statement is a Cash Settlement Statement, to receive any adjustment under Section 2.11).

      Section 2.10. Third Party Accountant.

            (a) Within twenty (20) Business Days after submission of items prepared pursuant to Section 2.9 to the Third Party Accountant pursuant to
Section 2.9(d), the Third Party Accountant shall review each such item and render a written report thereon to the Retrocessionaire and the Retrocedent setting forth (i) any adjustments to the Net Cash Transfer Amount reflected on the most recent Cash Settlement Statement and (ii) a restatement of the most recent Cash Settlement Statement (an "Adjusted Closing Cash Settlement Statement") (the Net Cash Transfer Amount as shown on an Adjusted Closing Cash Settlement Statement following any adjustments thereto by the Third Party Accountant, the "Revised Adjusted Net Cash Transfer Amount"). In conducting its review, the Third Party Accountant shall apply the methodologies and assumptions set forth on Schedule 1.3 and the Pro Rata Portions, and shall take into consideration any other submissions made by the Retrocessionaire and the Retrocedent. The fees, costs and expenses of the Third Party Accountant shall be shared equally by the Retrocedent and the Retrocessionaire.

      Section 2.11. Post-Closing Aggregate Adjustments.

            (a) Unless a Cash Settlement Statement has been delivered to the Third Party Accountant, in the event that such Cash Settlement Statement sets forth adjustments to the prior Cash Settlement Statement that have not been previously adjusted, then, within five (5) Business Days of the delivery by the Retrocedent of the later Cash Settlement Statement, the Retrocedent shall pay to the Retrocessionaire the amount, if any, by which the Net Cash Transfer Amount as shown on the later Cash Settlement Statement exceeds the Net Cash Transfer Amount as shown on the prior Cash Settlement Statement, or the Retrocessionaire shall pay to the Retrocedent the amount, if any, by which the Net Cash Transfer Amount as shown on the later Cash Settlement Statement is less than Net Cash Transfer Amount as shown on the prior Cash Settlement Statement, in each case by wire transfer of immediately available funds, plus interest on such amount from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

            (b) In the event that (A) the Third Party Accountant makes no adjustments to such subsequent Cash Settlement Statement and (B) the Net Cash Transfer Amount as shown on the most recent Cash Settlement Statement exceeds the Net Cash Transfer Amount as shown on the prior Closing Cash Settlement Statement, the Retrocedent shall pay an amount equal to such excess (to the extent not previously paid) to the Retrocessionaire, in cash, by wire transfer of immediately available funds, within five (5) Business Days of delivery of the most recent Cash Settlement Statement, plus interest on such amount from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate. In the event that (A) the Third Party Accountant makes no adjustments to such subsequent Cash Settlement Statement and (B) the Net Cash Transfer Amount as shown on the most recent Cash Settlement Statement is less than the Net Cash Transfer Amount as shown on the prior Cash Settlement Statement, the Retrocessionaire shall pay an amount equal to such shortfall (to the extent not previously paid) to the Retrocedent, in cash, by wire transfer of immediately available funds, within five (5) Business Days of delivery of the most recent Cash Settlement Statement, plus interest on such amount from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

            (c) In the event that the Third Party Accountant makes adjustments to a Cash Settlement Statement, then, within five (5) Business Days of the delivery by the Third Party Accountant to the Retrocessionaire and the Retrocedent of the Adjusted Closing Cash Settlement Statement, the Retrocedent shall pay to the Retrocessionaire the amount, if any, by which the Revised Adjusted Net Cash Transfer Amount as shown on the Adjusted Closing Cash Settlement Statement exceeds the Net Cash Transfer Amount as shown on the prior Cash Settlement Statement (to the extent not previously paid), or the Retrocessionaire shall pay to the Retrocedent the amount, if any, by which the Revised Adjusted Net Cash Transfer Amount as shown on the Adjusted Closing Cash Settlement Statement is less than the Net Cash Transfer Amount as shown on the prior Closing Cash Settlement Statement (to the extent not previously paid), in each case by wire transfer of immediately available funds, plus interest on such amount from and including the Closing Date up to but not including the date of payment accrued at the 90-Day Treasury Rate.

                                  ARTICLE III

                             PREMIUMS AND ALLOWANCES

      Section 3.1. Retrocedent's Payment Obligations. The Retrocedent shall pay the Retrocessionaire one hundred percent (100%) of the following amounts as and when received after the Closing Date:

            (i) the Reinsured Contract Premium, including additional premiums and the Retrocessionaire's Pro Rata Portion of other receivables relating to the Reinsured Contracts (in each case as Calculated According to the Allocation Schedule);

            (ii) to the extent a cedent so directs, all return premiums relating to Novated Contracts (if any);

            (iii) to the extent a cedent so directs, all return premiums relating to canceling and rewriting the Reinsured Contracts on the Retrocessionaire's contract forms attributable to periods on or after the Effective Date;

            (iv) litigation and arbitration proceeds, awards and other recoveries to the extent relating to Reinsured Liabilities;

            (v) the Retrocessionaire's Pro Rata Portion of premium tax refunds (if any);

            (vi) the Retrocessionaire's Pro Rata Portion of any and all reinsurance recoverables under the Specified Third Party Reinsurance Contract;

            (vii) salvage and subrogation and other recoveries from third parties to the extent they relate to the Reinsured Liabilities; and

            (viii) any and all amounts paid by Retrocessionaire relating to the Excluded Liabilities.

      Section 3.2. Retrocessionaire's Payment Obligations. Retrocessionaire agrees to:

            (i) reimburse Retrocedent for the Retrocedent's Pro Rata Portion of any and all state and local premium, franchise, income, retaliatory and reciprocal taxes paid by Retrocedent with respect to premiums written with respect to Reinsured Contracts;

            (ii) transfer to the Retrocedent the Retrocedent's Pro Rata Portion of premiums, including reinstatement and additional premiums, and other receivables relating to the Reinsured Contracts (in each case as Calculated According to the Pro Rata Allocation Schedule) if received by the Retrocessionaire; and

            (iii) pay Retrocedent's Pro Rata Portion of guaranty fund assessments for direct written USAIG business not previously reimbursed and included on Schedule 1.2 or otherwise paid pursuant to Section 2.7, net of the Retrocedent's Pro Rata Portion of any amounts credited by USAIG for such assessments.

      Section 3.3. Defeasible Payments. If any payment to the Retrocessionaire pursuant to Section 3.1 is avoided as a preferential transfer, fraudulent conveyance or otherwise or is rescinded or otherwise defeased by a payor under a Reinsured Contract, if the Retrocedent is required under Applicable Law to return such payment to such payor, then (i) the Retrocedent shall be deemed never to have received such payment so avoided, rescinded or otherwise defeased,
(ii) the Retrocessionaire shall promptly return such payment to the Retrocedent, and (iii) the Retrocedent shall promptly return such payment to such payor.

      Section 3.4. Premium Collection Risk. The parties hereby acknowledge and agree that the credit risk of either party not receiving any outstanding premium receivables associated with the Reinsured Contracts relating to periods before and after the Effective Date shall be borne by the parties in proportion to their respective Pro Rata Portions.

      Section 3.5. Reinstatement Premium. Reinstatement premium, if any, collected with respect to any Reinsured Contract shall be apportioned between the parties as set forth on Schedule 1.3.

                                   ARTICLE IV

                      ACCOUNTING AND REINSURANCE SETTLEMENT

      Section 4.1. Delivery of Accounting and Settlement Reports. Within thirty
(30) days following the end of each calendar month, the Retrocedent shall provide the Retrocessionaire with accounting and settlement reports, including a report of the items set forth in Section 3.1, in a format to be mutually agreed upon by the parties (the "Monthly Report"). To the extent the changes are reasonably required by the Retrocessionaire to prepare, make or file necessary or required financial or regulatory reports, the parties shall use commercially reasonable efforts to agree to a mutually acceptable alternative form of Monthly Report which shall involve no additional cost to the Retrocedent.

      Section 4.2. Payment of Amounts Indicated in Accounting and Settlement Reports. Simultaneously with the Retrocedent's delivery of the Monthly Report, the Retrocedent shall pay any allowances and other amounts due to the Retrocessionaire indicated by such Monthly Report. The Retrocessionaire shall pay any amount due to the Retrocedent on or before the thirtieth (30th) day following its receipt of the Monthly Report that have not been paid previously pursuant to the Claims Handling Agreement. Any late payment of an amount required by this Retrocession Agreement to be paid or remitted by the Retrocedent to the Retrocessionaire or by the Retrocessionaire to the Retrocedent shall bear simple interest from and including the date such payment is due under this provision until, but excluding, the date of payment, at a rate per annum equal to the 90-Day Treasury Rate.

      Section 4.3. Offset. Any debts or credits incurred on and after the Effective Date in favor of or against the Retrocedent, on one hand, or the Retrocessionaire, on the other hand, under this Retrocession Agreement are deemed mutual debts or credits, as the case may be, arising as of the Closing Date and shall be set off, and only the balance shall be allowed or paid.

                                   ARTICLE V

                       REINSURED CONTRACT CLAIMS HANDLING

      Section 5.1. Claims Handling. Claims handling associated with the Reinsured Contracts and the Reinsured Liabilities shall be administered in accordance with the Claims Handling Agreement, provided that all Novated Contracts shall be administered by the Retrocessionaire.

      Section 5.2. Declaratory Judgments.

            (a) In the event that the Retrocedent under any Reinsured Contract shall be liable for declaratory judgment expense, the declaratory judgment expense covered under this Retrocession Agreement shall be treated in the same manner as such expense is covered in the Reinsured Contract and shall be shared by the parties hereto in accordance with their Pro Rata Portions for such Reinsured Contract as set forth in Schedule 1.3.

            (b) In the event of any declaratory judgment by or against either the Retrocessionaire or the Retrocedent relating to any Reinsured Contract, the parties agree to consult and concur as to the appropriate apportionment of the resulting declaratory judgment expenses consistent with the principles set forth in Schedule 1.3 for allocations of loss.

                                   ARTICLE VI

                        OVERSIGHTS, ERRORS AND OMISSIONS

      Section 6.1. Continuing Liability.

            (a) Inadvertent delays, errors or omissions made in connection with this Retrocession Agreement shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred; provided that such error or omission is rectified promptly after discovery; and provided, further, that this Section 6.1 shall not relieve either party from a breach of the Claims Handling Agreement.

            (b) Inadvertent or clerical errors and omissions in preparing
Schedule 1.2 will be corrected as agreed by the parties and, upon such agreement, will not relieve either party from any liability had such error not occurred.

                                  ARTICLE VII

                                   INSOLVENCY

      Section 7.1. Insolvency. In the event of the insolvency of the Retrocedent, all reinsurance under this Retrocession Agreement shall be payable by the Retrocessionaire on the basis of the liability of the Retrocedent under the Reinsured Contracts without diminution because of the insolvency of the Retrocedent. In the event of insolvency and the appointment of a conservator, receiver, liquidator or statutory successor of the Retrocedent, all amounts payable by the Retrocessionaire hereunder to the Retrocedent shall be payable directly to the Retrocedent or to such conservator, receiver, liquidator or statutory successor.

      Section 7.2. Notice of Pendency of Claim. It is understood, however, that in the event of the insolvency of the Retrocedent the liquidator or receiver or statutory successor of the Retrocedent shall give written notice to the Retrocessionaire of the pendency of a claim against the Retrocedent on the Reinsured Contracts reinsured hereunder within a reasonable time after such claim is filed in the insolvency proceeding and that during the pendency of such claim, the Retrocessionaire may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses which it may deem available to the Retrocedent or its liquidator or receiver or statutory successor. It is further understood that the expense thus incurred by the Retrocessionaire shall be chargeable, subject to court approval, against the Retrocedent as part of the expense of liquidation to the extent of a proportionate share of the benefit which may accrue to the Retrocedent as a result of the defense undertaken by the Retrocessionaire.

                                  ARTICLE VIII

                            DURATION AND TERMINATION

      Section 8.1. Effective Date. This Retrocession Agreement shall commence on the Effective Date. This Retrocession Agreement shall remain in effect until all Reinsured Liabilities have been finally, unconditionally and irrevocably settled or expired, unless earlier terminated according to the provisions of Section 8.2.

      Section 8.2. Termination. This Retrocession Agreement may be terminated by a writing stating the effective date of termination by mutual written agreement of the parties.

                                   ARTICLE IX

                               DUTY OF COOPERATION

      Section 9.1. Full Cooperation. Subject to the Claims Handling Agreement and Sections 5.10 and 6.2 of the Purchase Agreement, the parties hereto shall cooperate using reasonable best efforts in order to comply with their respective duties and obligations and accomplish the objectives of this Retrocession Agreement including, without limitation, making available to each other their respective officers and employees for interviews and meetings with Governmental Bodies or other Persons and furnishing any additional assistance, information and documentation as may be reasonably requested by the other party from time to time. In addition, the Retrocedent and the Retrocessionaire shall cooperate and use reasonable best efforts to obtain all consents, approvals and agreements of, and to give and make all notices and filings with, any Governmental Body necessary to authorize, approve or permit the transactions contemplated hereunder or by the Claims Handling Agreement.

      Section 9.2. Furnishing of Relevant Information. Upon request, each party hereto shall furnish to the other relevant information concerning the Reinsured Contracts and Reinsured Liabilities, including but not limited to studies or models used in the determination of pricing or setting reserves and other information relating to Reinsured Liabilities, and each shall have the right to review and copy the books and records of the other concerning such Reinsured Contracts and Reinsured Liabilities upon reasonable notice, during normal business hours and at the cost and expense of the requesting party.

      Section 9.3. Confidential Information. All of the information and documentation delivered in accordance with this Retrocession Agreement, including any information and documentation delivered pursuant to Section 9.2, is subject to the terms of Section 6.3 and 7.2 of the Purchase Agreement.

                                   ARTICLE X

                         SECURITY AND REINSURANCE CREDIT

      Section 10.1. Reinsurance Credit. The Retrocessionaire shall take all steps necessary to permit the Retrocedent to obtain full credit for the reinsurance provided by this Retrocession Agreement in the State of Connecticut, to the extent credit is not otherwise available under Applicable Law. It is understood and agreed that any term or condition required by such law or regulation to be included in this Retrocession Agreement for the Retrocedent to receive financial credit for the reinsurance provided by this Retrocession Agreement shall be deemed to be incorporated in this Retrocession Agreement by reference.

      Section 10.2. Trust.

            (a) On the third (3rd) Business Day following the Closing Date, the Retrocessionaire shall enter into a trust agreement in the form attached hereto as Exhibit B (the "Trust Agreement") and establish a trust account (the "Trust Account") for the benefit of the Retrocedent in amount equal to the Obligations as of the Effective Date. On a monthly basis, the Retrocessionaire shall adjust the assets held in the Trust Account in accordance with Section 10.2(b) so that the aggregate fair market value of such assets equals or exceeds the Obligations as of the applicable month-end.

            (b) At the direction of the Retrocessionaire, the assets held in the Trust Account shall be invested in accordance with Retrocessionaire's internal investment policies so long as such investments are permissible investments under the investment law provisions of the insurance law of Retrocedent's domiciliary state. The aggregate fair market value of the assets held in the Trust Account (the "Market Value"), shall at all times be at least equal to the Obligations. The amount of the Trust Account shall be adjusted on a monthly basis so as to equal the Obligations. On a monthly basis, the Retrocedent shall prepare a specific statement of the Obligations. If the statement shows that the Obligations exceed 100% of the balance of the Trust Account as of the statement date, Retrocessionaire shall, within ten (10) Business Days after receipt of such notice of excess, secure delivery to the Trustee additional cash or Eligible Securities (as defined in the Trust Agreement) having a current fair market value equal to such difference. If the statement shows that the Obligations are less than 102% of the balance of the Trust Account as of the statement date, the Retrocedent shall, within ten (10) Business Days after delivery of such statement to the Retrocessionaire, deliver a notice of withdrawal to the Trustee directing the Trustee to withdraw from the Trust Account and deliver to the Retrocessionaire assets from the Trust Account having a current fair market value equal to such excess amount.

      Section 10.3. Security to Reinsureds. The Retrocedent shall maintain any security which it is required to provide the parties reinsured under the Reinsured Contracts, with expense of maintenance of any such security to be apportioned between the parties in accordance with their Pro Rata Portions.

                                   ARTICLE XI

                              WAIVER OF JURY TRIAL

      Section 11.1. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS RETROCESSION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

      Section 12.1. Amendments. This Retrocession Agreement may be amended, supplemented or modified, and any provision hereof may be waived, only pursuant to a written instrument making specific reference to this Retrocession Agreement signed by each of the parties hereto. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 12.2. Entire Agreement. This Retrocession Agreement, the Trust Agreement, the Purchase Agreement, the Claims Handling Agreement, and the other Related Documents including all Schedules and Exhibits attached hereto and thereto, constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supercede all prior agreements and understandings between the parties with respect to such subject matters.

      Section 12.3. Governing Law. This Retrocession Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

      Section 12.4. Severability and Validity. The provisions set forth in this Retrocession Agreement are severable. If any term, provision, covenant or restriction of this Retrocession Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any jurisdiction or against its regulatory or public policy, the remainder of this Retrocession Agreement, and the application of such provision to other Persons or circumstances, shall not be affected thereby and shall remain valid and enforceable in such jurisdiction, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Upon a determination that any term, provision, covenant or restriction is invalid, void or unenforceable or against the regulatory or public policy of the governing jurisdiction, the parties hereto shall negotiate in good faith to modify this Retrocession Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated by this Retrocession Agreement are fulfilled to the extent possible.

      Section 12.5. Counterparts. This Retrocession Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties to this Retrocession Agreement and delivered to the other party hereto.

      Section 12.6. Assignment. This Retrocession Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Retrocession Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Retrocession Agreement. No assignment, delegation or other transfer of this Retrocession Agreement or of any rights or obligations hereunder may be made by either party to this Retrocession Agreement (in whole or in part, voluntary or involuntary, by operation of law or otherwise, other than by operation of law in a merger) without the prior written consent of the other party hereto.

      Section 12.7. Expenses. Except as otherwise specifically provided herein, each of the parties hereto shall bear its own expenses incurred by it in connection with the preparation, negotiation, execution, delivery and performance of this Retrocession Agreement.

      Section 12.8. Survival. The provisions of Articles XI and XII hereof shall survive the termination of this Retrocession Agreement.

      Section 12.9. Notices. All notices, requests, claims, demands and other communications to be given under this Retrocession Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile transmission (which is confirmed) or sent by overnight courier (providing proof of delivery) or by registered or certified mail (postage prepaid, return receipt requested), to the other party at the following address (or at such other address for a party as shall be specified by like notice):

            (a)   If to the Retrocedent, to:

             Hartford Fire Insurance Company
             Hartford Plaza
             Hartford Plaza
             Hartford Connecticut 06115-1900
             Attention: General Counsel
             Telephone: (860) 547-5000
             Facsimile: (860) 547-5714

             with copies to:

             The Hartford Financial Services Group, Inc.
             Hartford Plaza
             Hartford, Connecticut 06115-1900
             Attention: General Counsel
             Telephone: (860) 547-5000
             Facsimile: (860) 547-5714

             and

             LeBoeuf, Lamb, Greene & MacRae, L.L.P.
             125 West 55th Street
             New York, New York 10019-5389
             Attention: Robert S. Rachofsky
             Telephone: (212) 424-8088
             Facsimile: (212) 424-8500

            (b)   If to the Retrocessionaire, to:

             Endurance Reinsurance Corporation of America
             333 Westchester Avenue
             White Plains, New York
             Attention: Emily Canelo, Esq.
             General Counsel
             Telephone: (914) 466-8000
             Facsimile: (814) 997-0331

             with a copy to:

             Skadden, Arps, Slate, Meagher & Flom LLP
             Four Times Square
             New York, New York 10036
             Attention: Robert J. Sullivan
             Telephone: (212) 735-2930
             Facsimile: (917) 777-2930

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

      IN WITNESS WHEREOF, the parties hereto have executed this Retrocession Agreement as of the date and year first above written.

                                        HARTFORD FIRE INSURANCE COMPANY

                                        By: /s/ Raymond J. Sprague
                                            ------------------------------------
                                            Name:  Raymond J. Sprague
                                            Title: Executive Vice President


                                        ENDURANCE REINSURANCE CORPORATION
                                        OF AMERICA

                                        By: /s/ Steven W. Carlsen
                                            ------------------------------------
                                            Name:  Steven W. Carlsen
                                            Title: President


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